EXHIBIT 99.1

News Release

Carolyn Gosselin, APR	For information contact:
Chief Communications Officer	Peeples Ink PR, Ltd
CNL	Booth Creek Ski Holdings Inc.
(407) 540-2505	(970) 845-8525 (970) 390-6244

CNL INCOME PROPERTIES AND BOOTH CREEK SKI HOLDINGS

CLOSE ACQUISITION AND LEASEBACK

— Transaction includes four mountain resort properties —

(ORLANDO, Fla.) Jan. 22, 2007—CNL Income Properties Inc., a real estate investment trust (REIT) focused on lifestyle properties, and Booth Creek Ski Holdings Inc., the fourth largest operator of ski resorts in North America, today announced the completion of a sale leaseback transaction in which the REIT acquired and leased back to Booth Creek four mountain resort properties. The transaction included: Northstar-at-Tahoe™ Resort, Loon® Mountain, Sierra-at-Tahoe® Resort and Summit at Snoqualmie.

Booth Creek will continue to operate the properties under long-term, triple-net leases. The Booth Creek principals and management team have extensive experience operating and expanding regional and national destination ski resorts. In conjunction with the transaction, CNL Income Properties has committed to make capital available for improved resort operations and expansion.

“We are extremely pleased to enter this new partnership with CNL Income Properties,” said Chris Ryman, president of Booth Creek Ski Holdings. “CNL Income Properties is a solid financial partner who is committed to our company and the resorts. This partnership will benefit the guest experience at all of the resort properties and will allow Booth Creek to accelerate its resort growth strategy, particularly at Northstar-at-Tahoe™ Resort and Loon® Mountain.”

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CNL Income Properties Closes Sale Leaseback Transaction with Booth Creek/p.2

“Booth Creek’s long-term vision is fixed on the overall guest experience and the growth of these mountain resort properties,” said Byron Carlock, president and CEO of CNL Income Properties. “We are pleased to partner with this industry leader who has a solid track record and the aptitude to grow these properties into prominent regional and national destinations.”

The transaction comprises the following:

Northstar-at-Tahoe™ Resort (Lake Tahoe, Calif.)

•	Consists of 2,480 skiable acres with 79 trails and approximately 590,000 skier visits in 2006. The resort also includes a 22,700-square-foot mountain ski lodge, hotel and condominium accommodations, restaurants, a children’s ski school facility, and an 18-hole championship golf course.

•	Includes a commitment to acquire 100,000 square feet of commercial space encompassing over 30 specialty retailers located within the new Village at the base of the mountain adjacent to a 9,000-square-foot ice rink, plaza areas, over 200 condominium units, and other services and amenities.

This portion of the transaction to close at a later date. There can be no assurance that any or all of these conditions will be satisfied and that this transactions will ultimately be completed.

Loon® Mountain (Lincoln, NH)

•	Comprises 275 skiable acres with 50 trails and approximately 330,000 skier visits in 2006. The resort’s amenities consist of the 17,600-square-foot Governor Adams Lodge, 17,300-square-foot children’s center, trails for cross-country skiing, and indoor and outdoor climbing walls.

•	Consists of the Loon® Mountain ski area expansion of South Peak which will open in December 2007 with two lifts including a new high speed quad serving intermediate and advanced terrain and new snowmaking. Future planned phases comprise more lifts, trails and skier amenities. This terrain expansion also services the South Peak Resort, a four-season luxury mountain destination, developed by Centex Destination Properties.

Sierra-at-Tahoe® Resort (Lake Tahoe, Calif.)

•	Includes 1,680 skiable acres with 46 trails and approximately 380,000 skier visits in 2006. The property also contains a 46,000-square-foot base lodge with retail and ski services.

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CNL Income Properties Closes Sale Leaseback Transaction with Booth Creek/p.3

Summit at Snoqualmie (Snoqualmie, Wash.)

•	Comprises 1,697 skiable acres with 96 trails and approximately 510,000 skier visits in 2006. The property also runs the largest night-skiing operation in North America and offers 19.3 miles of cross-country skiing, family tubing facilities, and 10 lodges for skier service and entertainment.

“We are attracted to these mountain lifestyle assets because we invest where we believe the boomers, their children and grandchildren are spending their time and money. Mountain destinations such as these, which offer activities for each generation like skiing, snowboarding and shopping, are attractive, long-term investments that have the potential to enhance our shareholders’ value,” said Carlock. “The host of amenities and retail facilities also make the resorts attractive to every generation.”

Loon® Mountain is CNL Income Properties’ second ski acquisition in New Hampshire. Earlier this year, it acquired the Bretton Woods ski area. CNL Income Properties’ acquisition also included the National Historic Landmark Mount Washington Hotel, the Bretton Arms Country Inn and the Lodge at Bretton Woods. Loon® Mountain and Bretton Woods are the two largest resorts in New Hampshire and will be run independently.

About Booth Creek Ski Holdings Inc.

Booth Creek consists of six resorts across the United States including: Northstar-at-Tahoe™ Resort and Sierra-at-Tahoe® Resort in California; Waterville Valley, Cranmore Mountain Resort and Loon® Mountain in New Hampshire; and The Summit at Snoqualmie near Seattle, Washington. Booth Creek is the fourth largest ski resort owner in North America. For more information, visit www.boothcreek.com.

About CNL Income Properties Inc.

CNL Income Properties Inc. is a real estate investment trust that owns a portfolio of 58 properties in the United States and Canada in the lifestyle and recreation sectors. Headquartered in Orlando, Fla., CNL Income Properties specializes in the acquisition of golf courses, ski resorts, marinas, campgrounds, merchandise marts, destination retail and entertainment centers, and attractions. For more information, visit www.cnl.com.

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CNL Income Properties Closes Sale Leaseback Transaction with Booth Creek/p.4

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding CNL Income Properties’ future financial position, the future impact of real estate and demographic trends business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the CNL Income Properties’ management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, competition in the company’s markets, changes in Baby Boomers activities patterns and spending habits, the company’s abilities to attract a significant number of guests from its target markets, the impact of mineral rights and other reservations on the company’s properties, the company’s ability to develop new resorts or further develop existing resorts on a timely or cost-efficient basis, the company’s ability to manage growth, potential accidents or injuries at its properties, its abilities to achieve or sustain profitability, downturns in its industry segments and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, and the company’s ability to protect their intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to CNL Income Properties or persons acting on its behalf are qualified in there entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

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